UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2014
JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices)
(Zip Code)

417-235-6652
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 18, 2014, President Tony L. Wormington announced his intention to retire and resign from his office as President of Jack Henry & Associates, Inc., effective at the end of the current fiscal year on June 30, 2014.

(c)	The Board of Directors has elected David Foss to replace Mr. Wormington as President of the Company, effective July 1, 2014.
David B. Foss, age 52, has served as President of the Company's Profitstars Division since 2009 and was General Manager of Profitstars from 2006 to 2009. Currently, the Profitstars Division represents approximately 30% of the Company's revenue and 20% of its workforce. He led the Company's Acquisition and Business Integration unit from 2004 to 2006, during which time the Company completed 10 acquisitions. Mr. Foss's prior positions with the Company include General Manager of the Complementary Solutions Group from 2000 to 2004 and President of the Open Systems Group from 1999 to 2004. Prior to joining the Company in 1999, Mr. Foss held a variety of positions in the financial services industry including senior operations management, sales management, and supervisory roles at BancTec, Advanced Computer Systems and NCR. His long tenure in the industry and variety of leadership roles provide significant experience as to the Company and its products, employees and customers.
Additional information regarding these matters is detailed in the company's press release dated February 18, 2014, the text of which is attached hereto as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated February 18, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	February 19, 2014	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer